                                                                  EXHIBIT 10.100
                        DEVELOPMENT AND SUPPLY AGREEMENT

This Development and Supply Agreement ("this Agreement") is made effective on the 18th day of September, 1997 ("Effective Date") by and between Wilshire Technologies, Inc. ("WTI"), a California corporation with a place of business at 5441 Avenida Encinas, Suite A, Carlsbad, California 92008 and PTG Medical LLC ("PTG"), a California limited liability company with a place of business at 2810 7th Street, Berkeley, California 94710.

                                    RECITALS

WHEREAS, WTI is a manufacturer and supplier of polyurethane, breathable gloves;

WHEREAS, PTG is a manufacturer of a proprietary hydrophilic glove polymer material developed in a strategic business alliance with WTI;

WHEREAS, WTI desires to purchase such proprietary polymer material from PTG; and

WHEREAS, PTG wishes to supply WTI's requirements of the polymer material.

NOW THEREFORE, the parties hereto agree as follows:

1.0     DEFINITIONS.

        1.1 Escrow Arrangement shall mean the deposit of the PTG proprietary information and other materials related to the Product Technology pursuant to the provisions of the three party technology escrow agreement among Data Security International, Inc. ("DSI"), WTI and PTG attached to this Agreement as Exhibit D.

        1.2 Mexico Plant shall mean WTI's Tijuana, Mexico production facility located at Avenida Ferocarril Km, 14.5 Bodega 9-10, Centro Industrial Limon, Los Pinos Tijuana, B.C. Mexico.

        1.3 Minimum Quantity shall mean the minimum quantity of the Products (solid and liquid) which WTI is obligated to purchase from PTG, on a quarterly basis, as set forth on Exhibit B attached hereto.

        1.4 Product(s) shall mean the hydrophilic glove polymer material developed by PTG in a strategic business alliance with WTI known as "MPU-12031"and/or any solvent based, polyurethane glove material made with all and only the reactants which are included in MPU-12031 in any ratio.

        1.5 Product Technology shall mean the Product formula, technical data, manufacturing procedures and other know-how and data which is reasonably required by WTI to establish an alternative manufacturing source for the Product.

        1.6 Specification shall mean the Product specification attached to this Agreement as Exhibit A.


2.0     TERM.

        2.1 The term of this Agreement shall be for a period of five (5) years (the "Initial Term") commencing on the Effective Date above.

        2.2 Following the expiration of the Initial Term, this Agreement shall automatically renew on a year-to-year basis for successive one (1) year renewal periods.

        2.3 PTG or WTI may preclude the automatic renewal of this Agreement by providing written notice to other party of its intention not to renew or otherwise extend this Agreement (which notice must be received by the other party no later than twelve months prior to the expiration of the Initial Term or any annual period thereafter).


3.0     SUPPLY AND PURCHASE.

        3.1 During the term of this Agreement, WTI agrees that it will purchase the Products exclusively from PTG.

        3.2 Provided that WTI performs its material obligations under this Agreement and except as set forth in Section 3.3 below, PTG agrees that it will not supply the Products to any other manufacturer for the production of gloves during the term of this Agreement. For the purposes of this Section 3.2, Product shall also be deemed to include a surface-modifying end group ("SME") extension of the Product as a replacement for some or all of the monofunctional chain termination agents of the original Product.

        3.3 WTI shall purchase, and PTG will use its best efforts to supply, the Annual Minimum Quantity and any additional quantities forecasted by WTI pursuant to Section 4.0 below.

               3.3.1 Concurrently with the execution of this Agreement, WTI shall deliver to PTG its purchase order for the quantity of Products to be supplied in the first six (6) months under this Agreement. Such purchase order will be subject to the provisions of Section 4.0 below.

               3.3.2 No later than three (3) calendar months prior to the commencement of the second annual period ("second supply year") following the Effective Date, and each succeeding supply year during the term of this Agreement, WTI and PTG shall agree upon the Annual Minimum Quantity for the applicable supply year. In the event that the parties fail to reach agreement on the Annual Minimum Quantity for a particular succeeding supply year, the Annual Minimum Quantity for such year shall be the Annual Minimum Quantity established in the prior supply year.

               3.3.3 In the event that WTI shall fail to meet the Annual Minimum Quantity for a particular supply year, and any supply year thereafter, PTG shall be entitled, at its option, to continue to supply WTI the Products on a nonexclusive basis or to terminate this Agreement. Notwithstanding the foregoing, WTI shall be entitled to ninety (90) days prior written notice of PTG's intention to take such action, and such notice shall permit WTI to cure its failure to meet its Annual Minimum Quantity purchase requirement by purchasing the Products then remaining. The sole and exclusive remedy of PTG for WTI's failure to meet the Annual Minimum Quantity purchase requirement in the second supply year or thereafter (i.e., purchase of Products not delivered to WTI) shall be conversion of the Agreement to a non-exclusive Product supply arrangement (in which case WTI will continue to be subject to the provisions of Section 3.1), or termination of the Agreement in the manner provided above. In no event shall WTI be obligated in such event to purchase any remaining Annual Minimum Quantity purchase requirements.


4.0     PURCHASE ORDERS/FORECASTS

        During the first week of each month, WTI shall also forward to PTG a twelve (12) month rolling forecast of Product requirements (in increments which are integer multiples of a current batch) designating the quantities of the Products which WTI intends to purchase in such period. Product requirements scheduled for delivery in months 1, 2 and 3 of the rolling forecast will be considered firm orders and may not be rescheduled or canceled by WTI. However, Products scheduled for delivery in months 4, 5, and 6 of the rolling forecast may be adjusted up or down in quantity by up to 10% (in increments which are integer multiples of a current batch) by WTI, provided that WTI shall fulfill its obligation to purchase Minimum Quantities. The quantities forecast in the remaining months (i.e., months 7-12) shall be considered estimated requirements only.


5.0     DELIVERY/RISK OF LOSS

        5.1 Delivery of all Products ordered by WTI shall be made F.O.B. point of shipment. WTI shall be responsible for the payment of all freight and insurance charges.

        5.2 Title and risk of loss to the Products shall pass to WTI when PTG gives possession to the carrier at the F.O.B. point of shipment.


6.0     PRICES AND PAYMENT

        6.1 The unit prices for the Products shall decline as the volume purchased increases, and are listed on Exhibit C attached hereto. Such prices shall be fixed and firm during the term of this Agreement, provided that such prices may shall be adjusted upward or downward on a bi-annual basis in proportion to any cost increases (or decreases) caused by (i) raw materials price increases (or decreases), (ii) direct labor increases (or decreases), or
(iii) indirect labor [as later defined by the parties consistent with the application of generally accepted accounting principles]. In no event shall WTI be obligated to pay price increases related to cost increases which were within the reasonable control of PTG.

        6.2 In the event that PTG and WTI fail to agree on the prices to be paid for the Products following any bi-annual review conducted pursuant to Section
6.1 above, the dispute shall be resolved by an arbitrator pursuant to the provisions of Section 17 below.

        6.3 PTG shall have the option from time to time to propose price increases to WTI related to cost increases related to items outside the scope of
Section 6.1 above. WTI shall negotiate in good faith such price increase proposals with PTG but shall be under no obligation to accept any such price increase proposal.

        6.4 The terms of payment for the Products shall be net 30 days from the date of invoice.


7.0     TECHNICAL ASSISTANCE AND SETUP.

        7.1 PTG shall provide on-site assistance for a period of ten (10) man-days at the Mexico Plant at no additional cost to WTI to facilitate prepolymer scale-up.

        7.2 Exclusive of the services provided under Section 7.1 above, PTG shall allot 10 man days for technical assistance to be provided to WTI at WTI's request over the period commencing on the Effective Date and ending eighteen
(18) months from the Effective Date.

        7.3 WTI shall pay PTG a one-time setup fee in the amount $25,000 upon execution of this Agreement.


8.0     TESTING PROCEDURES.

        WTI and PTG shall jointly develop the quality control testing procedures for the Products. Such procedures shall be reduced to writing promptly after they are developed. All Products which pass, or Products samples of which pass, such testing procedures shall be conclusively deemed to meet and comply with the Specification at the time of delivery. PTG shall promptly replace at its cost any Product which fails such testing procedures following the delivery of the Product, and such replacement shall be the sole remedy for failure to meet the Specification at the time of delivery. WTI shall be conclusively deemed to have accepted any Product if it does not give written notice of rejection within ten
(10) days after the test procedure has been conducted with respect to that Product or a sample thereof. Procedures must provide that test is to be conducted promptly on delivery.

9.0     WARRANTIES.

        9.1 PTG warrants that the Products as shipped will be free from defects in material and workmanship and conform to the Specification for a period of six
(6) months from the date of shipment (the "Warranty Period"). PTG shall promptly replace at its cost any defective or nonconforming Product during the Warranty Period, and such replacement shall be the sole and exclusive remedy for breach of the Product warranty. PTG HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE.

        9.2 PTG warrants that it will manufacture the Products and otherwise operate in accordance with Good Manufacturing Practices ("GMP") as such practices relate to raw material supply.

10.0    INTELLECTUAL PROPERTY.

        10.1 In the event that the Product or any part thereof should infringe any copyright, trademark, trade secret or U.S. patent of any third party, PTG shall have the responsibility at its option and expense to: (i) procure for WTI the right or license to continuing using the Product as delivered; or (ii) modify the Product so as to render it non-infringing (and still conform to the Specification), or as a last resort, (iii) accept the return of the Product and grant WTI an equitable adjustment to the purchase price paid by WTI.

        10.2 Notwithstanding Section 10.1 above, PTG shall have no liability for any infringement solely based on the combination or use of the Product in other products (i.e., gloves).


11.0    PATENT COOPERATION.

        11.1 WTI acknowledges that the Product Technology existing as of the date of this Agreement is the property of PTG.

        11.2 Any improvements to the Product Technology or inventions acquired or developed during the term of the Agreement which are necessary or useful for the manufacture of gloves from the Products, or which the parties otherwise mutually identify as directly related to the Products (together referred to as "Subsequent Inventions"), shall be subject to the following provisions:

               11.2.1 Neither PTG and WTI will file any patent application covering any Subsequent Invention without the consent of the other party, which consent shall not be unreasonably withheld;

               11.2.2 PTG and WTI will execute such assignments and other instruments as may be necessary, and otherwise cooperate, to cause any patent on any Subsequent Invention to be owned jointly by WTI and PTG ("Joint Patents");

               11.2.3 WTI will grant to PTG under such Joint Patents an exclusive, royalty-free, worldwide, assignable license (including the right to sublicense) to make, have made, use and distribute any and all products derived from such Joint Patents (except products covered by one or more claims relating to manufacturing processes for gloves which patent exploitation rights shall be retained as exclusive to WTI); and

               11.2.4 PTG will grant to WTI under such Joint Patents an exclusive, royalty-free, worldwide, assignable license (including the right to sublicense) to make, have made, use and distribute any and all products derived from such Joints Patents (except products covered by one or more claims relating to compositions of matter which patent exploitation rights shall be retained as exclusive to PTG).

        11.3 WTI and PTG will grant to each other such other or further licenses under the Joint Patents as may be necessary for the use, enjoyment and exploitation of the rights granted under this Agreement.

12.0 CONFIDENTIALITY.

        12.1 To the extent that WTI and PTG must disclose confidential information not generally known in the industry to each other as a consequence of the performance of this Agreement, the parties shall clearly identify such information upon disclosure. If such disclosure is made in writing, each page thereof containing such information shall be marked with the legend "Confidential Information" or similar designation. If such disclosure is made orally or visually, each party shall identify the data or material disclosed as "Confidential Information" or similar designation at the time of disclosure, and such oral or visual disclosure shall be reduced to writing promptly by the disclosing party no later than thirty (30) days after disclosure. Each party shall use such Confidential Information only for the purposes of fulfilling its obligations under this Agreement and shall take reasonable precautions to limit the disclosure of Confidential Information. Such information shall be disclosed only to those employees, agents, representatives and suppliers having a need to know Confidential Information in connection with their performance of this Agreement.

        12.2 Notwithstanding the foregoing, Information shall not be deemed to be Confidential Information if:

               (a) the Information was known to a party prior to its receipt of the Information from the other party;

               (b) the Information became known or available to a party from an independent third party source under no obligation of secrecy with respect thereto;

               (c) the Information became part of the public domain in any way without breach of the Agreement; and

               (d) the Information was disclosed by a party in accordance with the written approval of the other party.


13.0    ESCROW OF PRODUCT TECHNOLOGY.

        13.1 Within thirty (30) days following the Effective Date, PTG will deliver to DSI ("Escrow Agent") the Product formula, and the remainder of the Product Technology will be delivered within six (6) months following the Effective Date (together referred to as "Escrow Materials") pursuant to the terms of the escrow agreement ("Escrow Agreement") attached hereto as Exhibit D. Such Escrow Materials will include all of the items listed on Schedule A to the Escrow Agreement. Escrow Agent will not deliver the Escrow Materials to WTI unless and until a condition of release ("Release Conditions") occurs and the conditions of the Escrow Agreement have been satisfied. The Release Conditions are defined in Section 13.3 below. All costs and expenses related to the establishment of the Escrow Agreement will be the responsibility of WTI.

        13.2 During the term of the Escrow Agreement, WTI shall have the right to verify the Escrow Materials at Escrow Agent's site for accuracy, completeness and sufficiency, and to confirm that it complies to the requirements of the Escrow Agreement. PTG will promptly correct any deficiencies noted by WTI. Such verification shall be performed by a mutually acceptable third party who has executed a confidentiality agreement acceptable to PTG and WTI.

        13.3 Subject to the provisions of the Escrow Agreement relating to disputing the same, any of the following events shall be Release Conditions for purposes of this Section:

               (a) PTG breaches a material provision of this Agreement and fails to cure such breach within the time period specified in Section 15 below; or

               (b) PTG fails to continue to do business in the ordinary course, files or has filed against it a petition under the Federal Bankruptcy Code, becomes insolvent or has a receiver appointed for all or a substantial part of its business.


14.0    MANUFACTURING LICENSE

        14.1 In the event that PTG declines to renew or otherwise extend the Agreement pursuant to Section 2 above, WTI shall be entitled to exercise a non-exclusive, irrevocable world-wide license under the Product Technology and any patents obtained pursuant to Section 11.0 to (i) make or have made the Products, and (ii) make, have made, sell and distribute gloves made from the Products. The foregoing shall include a license to exploit all patent, copyright, trade secret and other intellectual property rights of PTG necessary to facilitate the grant and implementation of such manufacturing license. The term of the manufacturing license will be for a period of thirty (30) months from the effective date of termination of this Agreement.

        14.2 Upon WTI's exercise of such license, PTG shall disclose and transfer all Product Technology to WTI, including but not limited to all materials and documentation which compose the Escrow Materials referenced in
Section 12 above, not later than 15 days following PTG's receipt of WTI's written notice of intention to exercise the manufacturing license. At the time of such notification, WTI shall also pay a fee to PTG in the amount of $10,000 to compensate PTG for all costs incurred to transfer such data and to provide 15 days of technical assistance. The confidentiality provisions of this Agreement shall apply to the Product Technology, and WTI shall comply with such provisions, which shall not be terminated by any termination or this Agreement, making only such disclosure as is necessary to properly exercise the license rights hereunder, and then only after the party to whom the disclosure has been made executes in favor of PTG as confidentiality agreement similar to that contained in this Agreement.

        14.3 In the event that WTI manufactures the Product internally, the foregoing manufacturing license shall be granted on royalty-free basis. If WTI elects to manufacture the Product using a third party supplier or vendor, WTI shall pay PTG a royalty of 12.5% of the value of any purchase orders given by WTI to such third party supplier or vendor.


15.0    TERMINATION

        Notwithstanding the provisions of Section 2, this Agreement may be terminated immediately by written notice upon the occurrence of any of the following events:

        (i) by PTG or WTI in the event proceedings are instituted by or against the other party in bankruptcy or under in solvency laws, and such proceeding is not dismissed within sixty (60) days; or

        (ii) by PTG or WTI in the event of a breach of any material term of the Agreement by the other party and failure to cure such breach within forty-five
(45) days after such party's receipt of written notice detailing such breach. Material terms of the Agreement shall include, but not be limited to the purchase of Minimum Quantities, the supply of the Products as described in
Section 3.0, and the Warranties described in Section 9.0.

        The obligations set forth in Sections 10.0, 12.0, 16.0, 17.0, and 18.0 shall expressly survive any termination of this Agreement.


16.0    ARBITRATION

        Any and all controversies or disputes between the parties arising under any Section of this Agreement shall be submitted to an arbitrator for final and binding resolution in accordance with the commercial arbitration rules of the American Arbitration Association. The site of the arbitration shall be at San Diego, California and the law of the State of California shall be applied by the arbitrators.

17.0    LIMITATION OF LIABILITY

        IN NO EVENT WHATSOEVER SHALL PTG OR WTI OR ANY OF THEIR AFFILIATES OR ANY OF THEIR AGENTS, EMPLOYEES, OFFICERS, DIRECTORS OR SHAREHOLDERS, BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER FOR BREACH OF THIS AGREEMENT OR BREACH OF WARRANTY OR BREACH OF ANY OTHER LEGAL DUTY, ARISING UNDER THIS AGREEMENT OR RELATED IN ANY WAY TO THE TRANSACTIONS CONTEMPLATED BY IT.

18.0    GENERAL LIABILITY INSURANCE COVERAGE.

        WTI shall add PTG as an "additional insured" under the coverage of its general liability policy which shall have the coverages and policy limits as set forth in the certificate of insurance attached hereto as Exhibit E. Further, WTI shall maintain such coverage during the term of this Agreement. PTG understands and acknowledges that such general liability coverage is written on an "occurrence" basis. In the event of a termination of this Agreement, WTI shall continue to maintain such general liability coverage (including additional insured coverage for the benefit of PTG) for a period of one (1) year from the effective date of termination.

19.0    GENERAL

        19.1 Force Majeure. Neither PTG nor WTI shall be liable for failure to perform or for delay in performance due to fire, flood, strike, act or God, act of any governmental authority, embargo or other reasonably unforeseeable cause. In the event of delay in performance due to any such cause, the date of delivery or time for completion will be extended by a period of time reasonably necessary to overcome the effect of such delay. This provision shall not, however, operate to excuse any delay in the performance of any obligation to pay money.

        19.2 Notices. All notices permitted or required under this Agreement shall be sent via facsimile, certified mail or courier to the signature parties at the addresses set forth above.

        19.3 Independent Contractor Status. Nothing contained in this Agreement shall be construed as creating a partnership or joint venture between the parties. The relationship of PTG to WTI shall at all times be that of an independent contractor. Neither party to this Agreement shall have any implied or express rights or authority to assume or create any obligations on behalf of or in the name of the other party.

        19.4 Assignment. This Agreement and the mutual obligations and duties of the parties hereunder may not be assigned or transferred by either party without the prior written consent of the other party to this Agreement, except that either party may assign this Agreement in connection with a merger or the sale of substantially all the assets of such party, provided that the assignee is at least as capable, financially and otherwise, of performing this Agreement as the assigning party at that time.

        19.5 Entire Agreement. This Agreement (including the referenced Exhibits) contains the complete understanding of the parties with respect to the development, manufacture and sale of the Products. This Agreement supersedes all previous agreements and understandings between the parties with respect to the subject of the Agreement including but not limited to the September 10, 1996 letter between James Klingler and James Smith, and may be amended or supplemented only by another writing signed by the parties.

        19.6 Warrant. No later than five (5) days following the joint execution of this Agreement by WTI and PTG, WTI shall deliver the Warrant Agreement to PTG in the form attached hereto as Exhibit F.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


WILSHIRE TECHNOLOGIES, INC.         PTG MEDICAL LLC

By: /s/ John Van Egmond                     By:  /s/ James W. Smith
   --------------------------                  ----------------------------

Title: President & CEO                      Title: Executive Vice President
      -----------------------                     -------------------------

Date: August 15, 1997                       Date: September 18, 1997
      -----------------------                     -------------------------

                                                                  EXHIBIT 10.100

                        DEVELOPMENT AND SUPPLY AGREEMENT
                  BETWEEN WTI AND PTG DATED SEPTEMBER 18, 1997

                                    EXHIBIT A

                                  "PROVISIONAL"
                              Product Specification

                        DEVELOPMENT AND SUPPLY AGREEMENT
                  BETWEEN WTI AND PTG DATED SEPTEMBER 18, 1997

                                    EXHIBIT B


                          Minimum Purchase Requirements


Production                          Polymer               Minimum
Period                              Description           Units Purchased
------                              -----------           ---------------
From the Effective Date             19% Solids            2,500 Gallons/Quarter
of this Agreement and                    or                         or
for 12 months thereafter            100% Solids           4,000 Pounds/Quarter

                        DEVELOPMENT AND SUPPLY AGREEMENT
                  BETWEEN WTI AND PTG DATED SEPTEMBER 18, 1997

                                    EXHIBIT C


                                 Product Prices


                                            Minimum
Description                             Order Quantity              Unit Price
-----------                             --------------              ----------
Pilot Line
----------
19% Solids                          2,500 Gallons/Quarter        $36.00 Per Gallon
100% Solids                         4,000 Pounds/Quarter         (To Be Determined)

Production Line
---------------
100% Solids                         18,000 Pounds/Quarter        $11.35 Per Pound
100% Solids                         36,000 Pounds/Quarter        $10.00 Per Pound
100% Solids                         54,000 Pounds/Quarter        $ 9.00 Per Pound

                                                                  EXHIBIT 10.100
                                    EXHIBIT D
                           PREFERRED ESCROW AGREEMENT

                      Account Number 1620003-00001-2309040


This Agreement is effective September 18, 1997 among Data Securities International, Inc. ("DSI"), PTG Medical LLC ("Depositor") and Wilshire Technologies, Inc. ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered or will enter into a Development and Supply Agreement, regarding certain proprietary technology of Depositor (referred to in this Agreement as "the Supply Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the Supply Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


ARTICLE 1  --  DEPOSITS

1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") required to be deposited by the Supply Agreement or, if the Supply Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 Identification of Deposit Materials. Prior to the delivery of the deposit materials to DSI, Depositor shall conspicuously label for identification each document. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such deposit materials by the item label description, the material and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 Deposit Inspection. When DSI receives the deposit materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the deposit materials matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

1.5     Depositor's Representations.  Depositor represents as follows:

        a. Depositor lawfully possesses all of the deposit materials deposited with DSI;

        b. With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

        c. The deposit materials are not subject to any lien or other encumbrance;

        d. The deposit materials consist of the proprietary information and other materials identified either in the Supply Agreement or Exhibit A, as the case may be; and

        e. The deposit materials are readable and useable in their current form or, if the deposit materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6 Verification. During the term of the Escrow Agreement, and as expressly provided in Section 13 of the Supply Agreement, Preferred Beneficiary shall have the right to verify the Escrow Materials at Escrow Agent's site for accuracy, completeness and sufficiency, and to confirm that it complies to the requirements of the Escrow Agreement. Depositor will promply correct any deficiencies noted by Preferred Beneficiary. Such verification shall be performed by a mutually acceptable third party who has executed a confidentiality agreement acceptable to Depositor and Preferred Beneficiary.

1.7 Deposit Updates. Unless otherwise provided by the Supply Agreement, Depositor shall update the deposit materials within 60 days of each release of a new version of the product which is subject to the Supply Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

1.8 Removal of Deposit Materials. The deposit materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the deposit materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


ARTICLE 3  --  GRANT OF RIGHTS TO DSI

3.1 Title to Media. Depositor hereby transfers to DSI the title to the deposit materials upon which the proprietary information and materials are written. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 Right to Make Copies. DSI shall have the right to make copies of the deposit materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the deposit materials onto any copies made by DSI. With all deposit materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit materials including but not limited to the hardware and/or software needed.

3.3 Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer the deposit materials to Preferred Beneficiary upon any release of the deposit materials for use by Preferred Beneficiary in accordance with Section
4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the deposit materials.

ARTICLE 4  -- RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean the following:

        a. Depositor breaches a material provision of the Supply Agreement and fails to cure such breach within the time period specified in Section 15 of the Supply Agreement.

        b. Depositor fails to continue to do business in the ordinary course, files or has filed against it a petition under the Federal Bankruptcy Code, becomes insolvent or has a receiver appointed for all or a substantial part of its business (and provided that such proceeding is not dismissed within sixty days).

4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by commercial express mail.

4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the deposit materials, Depositor shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by certified mail, return receipt requested, or by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section 5.2, DSI will continue to store the deposit materials without release pending
(a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the deposit materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the deposit materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the deposit materials held by DSI.

4.5 Right to Use Following Release. Unless otherwise provided in the Supply Agreement, upon release of the deposit materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the deposit materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the Supply Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released deposit materials.

ARTICLE 5  --  TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement by joint instruction of Depositor and Preferred Beneficiary, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with Depositor's instructions. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

        a.      Depositor's Representations (Section 1.5);

        b. The obligations of confidentiality with respect to the deposit materials;

        c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the deposit materials has occurred prior to termination;

        d.      The obligation to pay DSI any fees and expenses due;

        e.      The provisions of Article 7; and

        f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.


ARTICLE 6  --  DSI'S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7  --  LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 Indemnification. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

        a. Give DSI at least two business days' prior notice of the hearing;

        b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

        c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8  --  GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.


PTG Medical LLC                                  Wilshire Technologies, Inc.
Depositor                                        Preferred Beneficiary
By: /s/ James Smith                              By: /s/ James W. Klingler
    ---------------                                  ---------------------
Name: James Smith                                Name: James Klingler
Title: EVP                                       Title: VP & Chief Financial Officer

Date:September 18, 1997                          Date: August 15, 1997

                      Data Securities International, Inc.

                      By: /s/Kathleen M. Cummins
                         -------------------------------
                      Name:Kathleen M. Cummins

                      Title: Contract Administrator

                      Date: October 1, 1997

                                                                       EXHIBIT A

                            MATERIALS TO BE DEPOSITED

                       Account Number 162003-00001-2309040


Depositor represents to Preferred Beneficiary that deposit materials delivered to DSI shall consist of the following:

1.  Product Specification including:
        a.)  Reactants
        b.)  Stoichiometry
        c.)  Process Conditons
        d.)  Reaction Mechanism Conditions

2.  Equipment List and Contacts

3.  Pricing and Availability of Equipment and Materials

4.  QA/QC Specifications including test methods for:
        a.) Deleted
        b.) Deleted
        c.) Fouier Transform Infrared Spectroscopy d.) Molecular Distribution

5.  Production Specification

6.  Stability Studies of the Polymer

7.  List of reputable polymer manufacturers with capability to make product



Depositor                                        Preferred Beneficiary
PTG Medical LLC                                  Wilshire Technologies, Inc.
By: /s/ James Smith                              By: /s/James W. Klingler
   ----------------------------                    ----------------------------
Name: James Smith                                Name: James Klingler
Title:EVP                                        Title: VP & Chief Financial
Date:September 18, 1997                                 Officer
                                                 Date:August 15, 1997

                                                                       EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name Wilshire Technologies, Inc.______________________________ Account Number _________________________________________________________________

PRODUCT DESCRIPTION:
Product Name  MPU-12031



I certify for Depositor that the above described DSI has inspected and accepted the above deposit materials have been transmitted to DSI: materials (any exceptions are noted above):

Signature______________________ Signature__________________________________
Print Name_____________________ Print Name_________________________________
Date___________________________ Date Accepted______________________________
                                Exhibit B#_________________________________

      Send materials to: DSI, 9555 Chesapeake Dr. #200, San Diego, CA 92123

                                    EXHIBIT C

                      Account Number 1620003-00001-2309040

Notices, deposit material returns and
communications to Depositor                      Invoices to Depositor should be
should be addressed to:                          addressed to:

CompanyName: PTG Medical LLC
            -------------------------------      -------------------------------
Address: 2810 7th Street
         ----------------------------------      -------------------------------
         Berkeley, CA  94710
         ----------------------------------      -------------------------------


Designated Contact: James Smith                  Contact:
                   ------------------------              -----------------------
Telephone: (510) 841-8800
         ----------------------------------      -------------------------------
Facsimile:   (510)841-7800
         ----------------------------------      -------------------------------

Notices and communications to                    Invoices to Preferred
Preferred Beneficiary should be addressed to:    Beneficiary should be addressed
                                                 to:

Company Name: Wilshire Technologies Inc.         Wilshire Technologies, Inc.
             -------------------------------     -------------------------------
Address: 5441 Avenida Encinas                    5441 Avenida Encinas
        ------------------------------------     -------------------------------
         Suite A                                 Suite A
        ------------------------------------     -------------------------------
         Carlsbad, CA  92008                     Carlsbad, CA  92008
        ------------------------------------     -------------------------------
Designated Contact: James Klingler               Contact: James Klingler
        ------------------------------------     -------------------------------
Telephone:(760) 929-7200
        ------------------------------------     -------------------------------
Facsimile:  (760) 929-0683
        ------------------------------------     -------------------------------

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.


Contracts, deposit materials and notices to      Invoice inquiries and fee
DSI should be addressed to:                      remittances to DSI should be
                                                 addressed to:

DSI                                              DSI
Contract Administration                          Accounts Receivable
Suite 200                                        Suite 1450
9555 Chesapeake Drive                            425 California Street
San Diego, CA 92123                              San Francisco, CA 94104

Telephone:  (619) 694-1900                       (415) 398-7900
Facsimile:    (619) 694-1919                     (415) 398-7914

Date: September 18, 1997

                                                                  EXHIBIT 10.100

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

Warrant No. PTG-1                                             September 18, 1997

                                    EXHIBIT F
                      WARRANT TO PURCHASE SHARES OF COMMON
                      STOCK OF WILSHIRE TECHNOLOGIES, INC.

        This certifies that PTG MEDICAL LLC, a California limited liability company (the "Holder"), for value received is entitled, subject to the adjustment and to the other terms set forth below, to purchase from WILSHIRE TECHNOLOGIES, INC., a California corporation (the "Company"), One Hundred Thousand (100,000) fully paid and nonassessable shares of the Company's Common Stock, no par value per share (the "Stock"), at a per share price calculated in the manner set forth in Section 1, below (the "Stock Purchase Price"), at any time on or after September 18, 1997 (the "Commencement Date") but not later than 5:00 p.m. (Pacific Time) on the Expiration Date (as defined below), upon surrender to the Company at its principal office at 5441 Avenida Encinas, Suite A, Carlsbad, California 92008 (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription Agreement attached hereto duly filled in and signed and upon payment in cash or cashier's check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and, in some cases, the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein shall terminate and become null and void on the Expiration Date. "Expiration Date" means the fifth anniversary of the Commencement Date; provided, however, that if the Development and Supply Agreement dated September 18, 1997, between the Holder and the Company (the "Supply Agreement") shall be terminated by Holder in accordance with the provisions of set forth in Section 15 of the Supply Agreement prior to the occurrence of such fifth anniversary, the Expiration Date shall be accelerated to a date that is thirty (30) days following such termination date. This Warrant is issued in conjunction with the Supply Agreement.

        This Warrant is subject to the following terms and conditions:

        1. Exercise; Stock Purchase Price; Issuance of Certificates; Payment for Shares. This Warrant is exercisable at the option of Holder at any time or from time to time but not earlier than the Commencement Date or later than 5:00 p.m. (Pacific Time) on the Expiration Date for all or a portion of the shares of Stock which may be purchased hereunder. The Company agrees that the shares of Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. The per share Stock Purchase Price shall be 25 cents greater than the mean average of the bid and asked prices for the five trading days immedi-ately preceding the effective date of the Supply Agreement. Subject to the provisions of Section 2, certificates for the shares of Stock so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company's transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Stock as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Section 2. If, upon exercise of this Warrant, fewer than all of the shares of Stock evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Stock not purchased upon exercise of this Warrant.

        2. Shares to Be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Stock for such exercise. The Company will take all such reasonable action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Stock may be listed.

        3. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and, in some cases, the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

               3.1 Subdivision or Combination of Stock and Stock Dividend. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares or declare a dividend upon its Stock payable solely in shares of Stock, the Stock Purchase Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of shares issuable upon exercise of the Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares issuable upon exercise of the Warrant shall be proportionately reduced.

               3.2 Notice of Adjustment. Promptly after adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               3.3    Other Notices.  If at any time:

                      (a) the Company shall declare any cash dividend upon its Stock;

                      (b) the Company shall declare any dividend upon its Stock payable in stock (other than a dividend payable solely in shares of Stock) or make any special dividend or other distribution to the holders of its Stock;

                      (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

                      (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder, as shown on the books of the Company, (i) at least 30 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 30 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Stock shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 3.1 and 3.4, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Stock in such event. Notwithstanding anything herein to the contrary, if and to the extent the Holder chooses to exercise this Warrant within the ten-day period following receipt of the notice specified in clause (ii) above, the Holder may elect to pay the aggregate Stock Purchase Price by delivering to the Company cash or a cashier's check in the amount of the aggregate par value of the shares of Stock to be purchased and the Holder's full recourse Promissory Note in the amount of the balance of the aggregate Stock Purchase Price, which Note shall be payable to the order of the Company in a single sum on the 30th day following the date of receipt of such notice and shall bear interest at the lowest applicable federal short term rate (using monthly compounding) as established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, or any successor provision; provided, however, that if the Holder elects to deliver such a Promissory Note to the Company, the Holder will pledge to the Company all Stock issued in connection with the exercise of this Warrant, and the Company shall retain possession of the certificates evidencing such Stock, until such time as the Note is paid in full.

               3.4 Changes in Stock. In case at any time following the Commencement Date, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Stock) in which the previously outstanding Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive; and this Warrant shall thereafter represent the right to receive, in lieu of the stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a shareholder upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 3.4 shall similarly apply to successive Transactions.

        4. Issue Tax. The issuance of certificates for shares of Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

        5. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Section 3.1 in the event of a dividend on the Stock payable in shares of Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Stock Purchase Price or as a shareholder of the Company whether such liability is asserted by the Company or by its creditors.

        6. Restrictions on Transferability of Securities; Compliance With Securities Act.

               6.1 Restrictions on Transferability. This Warrant and the Stock issuable upon exercise hereof (collectively, the "Securities") shall be transferable only in accordance with the provisions of the Securities Act of 1933, as amended, and the state securities and Blue Sky laws.

               6.2 Restrictive Legend. Each certificate representing the Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of the Purchase Agreement) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

               "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER."

        7. Registration Rights. Holder shall have the registration rights set forth in Exhibit A attached hereto and incorporated herein by this reference.

        8. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        9. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

        10. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

        11. Lost Warrants or Stock Certificates. The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

        12. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share pay the holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer, thereunto duly authorized as of this 18th day of September, 1997.

                                WILSHIRE TECHNOLOGIES, INC.



                                By:    /s/ John Van Egmond
                                   -------------------------------------------
                                      President &  Chief Executive Officer

                         FORM OF SUBSCRIPTION AGREEMENT

             (To be signed and delivered upon execution of Warrant)


WILSHIRE TECHNOLOGIES, INC.
5441 Avenida Encinas, Suite A
Carlsbad, California 92008
Attention:  Chief Financial Officer


        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _______ shares of common stock, no par value per share (the "Stock"), of WILSHIRE TECHNOLOGIES, INC. (the "Company") and herewith makes payment of ____________________ Dollars ($ ) therefor and requests that the certificates for such shares be issued in the name of, and delivered to, whose address is ___________________________________________________________________.

        If the exercise of this Warrant is not covered by a registration statement effective under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned represents that

               (i) the undersigned is acquiring such Stock for investment for its own account, not as nominee or agent, and not with a view to the distribution thereof and the undersigned has not signed or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same;

               (ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investment in the Stock;

               (iii) the undersigned has received all of the information the undersigned has requested from the Company and considers necessary or appropriate for deciding whether to purchase the shares of Stock;

               (iv) the undersigned has the ability to bear the economic risks of its prospective investment;

               (v) the undersigned is able, without materially impairing its financial condition, to hold the shares of Stock for an indefinite period of time and to suffer complete loss on its investment;

               (vi) the undersigned understands and agrees that (A) it may be unable to readily liquidate its investment in the shares of Stock and that the shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company is not required to register the same or to take any action or make such an exemption available except to the extent provided in the within Warrant; and (B) the exemption from registration under the Securities Act afforded by Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") depends upon the satisfaction of various conditions by the undersigned and the Company and that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amounts, and that if such exemption is utilized by the undersigned, such conditions must be fully complied with by the undersigned and the Company, as required by Rule 144;

               (vii) the undersigned either (A) is familiar with the definition of and the undersigned is an "accredited investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Securities Act, or (B) is providing representations and warranties reasonably satisfactory to the Company and its counsel, to the effect that the sale and issuance of Stock upon exercise of such Warrant may be made without registration under the Securities Act or any applicable state securities and Blue Sky laws; and

               (viii) the address set forth below is the true and correct address for the undersigned.


DATED:_________________


                                          ______________________________________

                                          ______________________________________

                                          ______________________________________
                                          (Address)

                     Exhibit A to Warrant to Purchase Shares
                 of Common Stock of Wilshire Technologies, Inc.

        1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

        "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "Conversion Stock" means the Stock issued or issuable pursuant to this Warrant.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the commission thereunder, all as the same shall be in effect at the time.

        "Registrable Securities" means (i) the Conversion Stock; and (ii) any Stock of the Company issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the Stock upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Stock; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in the opinion of counsel to the Company in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale.

        The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        "Registration Expenses" shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Sections 2 and 3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of counsel for Holder.

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the securities registered by Holder.

        2.     Company Registration.

               (a) Notice of Registration. If, at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                      (i) promptly give to Holder written notice thereof; and

                      (ii) include in such registration (and any related qualification under blue sky laws, or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request, made within 20 days after receipt of such written notice from the Company, by Holder.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 2(a)(i). In such event, the right of Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. If Holder proposes to distribute its Registrable Securities through such underwriting, Holder, together with the Company, shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter, in its sole discretion, may limit the Registrable Securities to be included in such registration, and the Company shall promptly so advise Holder thereof. If Holder disapproves of the terms of any such underwriting, Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriter may require. The Company may include shares of Stock held by shareholders other than Holder in a registration statement pursuant to this Section 2.

               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        3. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant hereto, shall be borne by the Company, and all Selling Expenses incurred in connection with any registration pursuant hereto shall be borne by Holder.

        4. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant hereto, the Company will keep Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for at least ninety (90) days, provided that no such registration shall constitute a shelf registration under Rule 415 promulgated by the Commission under the Securities Act;

               (b) Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holder and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

               (c) Furnish to the Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriter may reasonably request in order to facilitate the public offering of such securities;

               (d) Notify the Holder, promptly after it shall receive notice thereof, of the time when such registration statement has been effective or a supplement to any prospectus forming a part of such registration statement has been filed;

               (e) Notify Holder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

               (f) Prepare and file with the Commission promptly upon the request of Holder, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for Holder, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by Holder;

               (g) Prepare and promptly file with the Commission, and promptly notify Holder of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

               (h) In case Holder or any underwriter for Holder is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Securities Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectuses as may be necessary to permit compliance with the requirements of the Securities Act;

               (i) Advise Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

               (j) At the request of Holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion, dated each such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) to the extent the Company's accounting firm is willing to do so, a letter dated each such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as the underwriters or Holder may reasonably request.

        5. Information by Holder. The Holder shall furnish the Company such information regarding Holder, the Registrable Securities held by Holder and the distribution proposed by Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

        6.     Indemnification.

               (a) The Company will indemnify Holder, each of its officers, directors and partners, and each person controlling Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant hereto, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holder, each of its officers and directors, and each person controlling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement of omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder, such controlling person or underwriter and stated to be specifically for use therein.

               (b) Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of a or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by Holder, unless such liability arises out of or is based on willful conduct by Holder.

               (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        7. No Transfer of Registration Rights. The rights to cause the Company to register securities granted hereunder may not be assigned to any transferee or assignee of the Registrable Securities.